UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

September 11, 2012

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Mediware Information Systems, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

New York

(STATE OR OTHER JURISDICTION OF INCORPORATION)

0-10768 (COMMISSION FILE NUMBER)	11-2209324 (I.R.S. EMPLOYER IDENTIFICATION NO.)

11711 West 79th Street, Lenexa, KS 66214 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(913) 307-1000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2012, Mediware Information Systems, Inc., a New York corporation (the “Company” or “Mediware”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Ruby Parent Corp., a Delaware corporation (“Parent”) and Project Ruby Merger Corp., a New York corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), providing for the merger (“Merger”) of Merger Subsidiary with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Subsidiary are controlled affiliates of Thoma Bravo, LLC.

At the effective time of the Merger, each share of Company common stock outstanding immediately prior to the effective time (other than shares held by (i) Parent, Merger Subsidiary, or any subsidiary of Parent or Merger Subsidiary or held in treasury of the Company or owned by any subsidiary of the Company or (ii) persons who properly exercise appraisal rights under New York law) will be cancelled and converted into the right to receive $22.00 in cash, without interest (the “Merger Consideration”).

Each option to purchase Company common stock that is outstanding as of the effective time of the Merger will be automatically cancelled in exchange for the right to receive the excess, if any, of $22.00 over the exercise price of such option, less applicable taxes required to be withheld. Restrictions on shares of restricted stock will be caused to lapse immediately prior to the Merger, and the shares will be subject to the same terms and conditions of the Merger Agreement that are applicable to all other shares of the Company’s common stock. However, if there are any terms or conditions more favorable to a holder of restricted stock under any employment or related agreement, those terms or conditions will remain in full force and effect.

Consummation of the Merger is subject to customary conditions, including without limitation: (i) the affirmative vote of the holders of a majority of the votes entitled to be cast at a meeting of shareholders held for the purpose of approving the Merger Agreement and the Merger (the “Shareholder Approval”), (ii) the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of any law, injunction, judgment or ruling making illegal or prohibiting the consummation of the Merger or enjoining the Company, Parent or Merger Subsidiary from consummating the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (a) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject, in most cases, to material adverse effect qualifiers) and (b) the other party’s performance in all material respects of all obligations to be performed by it under the Merger Agreement. In addition, Parent’s and Merger Subsidiary’s obligation to consummate the Merger is subject to certain other conditions, including that no Company Material Adverse Effect (as defined in the Merger Agreement) shall have occurred since the date of the Merger Agreement. Assuming the satisfaction of closing conditions, the Company expects the transaction to close prior to December 31, 2012.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining the Shareholder Approval and (iii) the use of commercially reasonable efforts to cause the Merger to be consummated.

The Merger Agreement obliges the Company to abide by customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding this obligation, prior to the receipt of the Shareholder Approval, the Company may under certain circumstances furnish information to and engage in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Company’s Board of Directors reasonably believes could lead to a Superior Proposal. A “Superior Proposal” is a written acquisition proposal for at least 50% of the outstanding shares of Company common stock or all or substantially all of the consolidated assets of the Company on terms that the Company Board has determined in good faith, after taking into consideration all relevant factors, are more favorable to the Company’s shareholders than the Merger. In the event of a Superior Proposal, and subject to the terms set forth in the Merger Agreement, the Company may terminate the Agreement and pay to Parent the Break-Up Fee (as defined below).

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, including upon acceptance of a Superior Proposal and the subsequent termination of the Merger Agreement, the Company will be required to pay to Parent a termination fee of $5,769,000 (the “Break-Up Fee”). Additionally, under certain circumstances that the Break-Up Fee is not payable, the Company will be required to pay Parent its reasonable and documented fees and expenses with respect to the Merger of up to $2,000,000. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $10,000,000 under specified circumstances (the “Reverse Termination Fee”). Each party also has certain specific performance rights as set forth in the Merger Agreement.

Parent and Merger Subsidiary have obtained equity financing commitments for the transaction contemplated by the Merger Agreement. Thoma Bravo Fund X, L.P., a Delaware limited partnership, has committed to capitalize Parent, at or prior to the closing of the Merger, with an aggregate equity contribution in an amount sufficient to allow Parent and/or Merger Sub to fund the aggregate Merger Consideration (including any payments owed to holders of outstanding Company options and restricted stock granted by the Company in accordance with the Merger Agreement) and to pay related fees and expenses upon the consummation of the Acquisition, all on the terms and subject to the conditions set forth in the equity commitment letter entered into by Thoma Bravo Fund X, L.P. in connection with the Merger (the “Equity Commitment Letter”). Thoma Bravo Fund X, L.P. has also provided the Company with a limited guaranty (the “Limited Guaranty”) in favor of the Company guaranteeing the payment of the Reverse Termination Fee.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Subsidiary. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by certain disclosures made to Parent and Merger Subsidiary not reflected in the text of the Merger Agreement, (c) may be subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or other specific dates and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company files with the Securities and Exchange Commission (the “SEC”).

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

In connection with the execution of the Merger Agreement, the directors and named executive officers (who own shares) of the Company each entered into a Voting Agreement, dated the date of the Merger Agreement, with Parent (the “Voting Agreement”), pursuant to which, among other things, each such director and officer agreed, subject to the terms and conditions set forth therein, to vote their shares of Company common stock in favor of the Merger Agreement and the transactions contemplated thereby. The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by the form of Voting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Information regarding the solicitation of proxies

In connection with the proposed transaction, the Company will file a proxy statement and relevant documents concerning the proposed transaction with the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the stockholders of the Company in advance of the special meeting. Shareholders of the Company are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Company and the proposed transaction. Shareholders may obtain a free copy of the proxy statement and any other relevant documents filed by the Company with the SEC (when available) at the SEC’s Web site at www.sec.gov.

The Company and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from the Company shareholders in respect of the proposed transaction. Information about the directors and executive officers of the Company and their respective interests in the Company by security holdings or otherwise is set forth in its proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition when it becomes available. Each of these documents is, or will be, available for free at the SEC’s Web site at www.sec.gov and at the Mediware Investor Relations Website at: www.mediware.com/investors.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor created thereby. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties, which may cause actual results to differ significantly from the results discussed in the forward-looking statements, including: (a) the failure to timely consummate, or to consummate at all, the proposed Merger, which may adversely affect the Company’s business and the price of its stock; (b) the diversion of management time from the Company’s ongoing operations; (c) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including termination under certain specified circumstances that could require the Company to pay the Break-Up Fee to Parent or to reimburse Parent for certain of its costs and expenses up to $2.0 million; (d) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement; (e) the inability to complete the Merger due to the failure to obtain shareholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including the receipt of regulatory approvals related to the Merger; (f) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (g) the effect of the announcement of the pendency of the Merger on the Company’s business relationships, operating results and business generally; (h) the amount of the costs, fees, expenses and charges related to the Merger; and (i) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in the Company’s other reports and other public filings with the SEC. Additional information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as required by law, the Company expressly disclaims any obligation to publicly revise any forward-looking statements contained in this Form 8-K to reflect the occurrence of events after the date of this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following documents are furnished herewith as exhibits to this report:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 11, 2012, by and among Mediware Information Systems, Inc., Project Ruby Parent Corp. and Project Ruby Merger Corp.
10.1	Form of Voting Agreement
99.1	News Release dated September 12, 2012, issued by Mediware Information Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2012

MEDIWARE INFORMATION SYSTEMS, INC.

By:	/s/ T. Kelly Mann
Name: T. Kelly Mann
Title: President and Chief Executive Officer